SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2003

               STARCOM WIRELESS NETWORKS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7318 Point of Rocks Road, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 400-0741

_____________________________________________________
(Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS AND REQUIRED FD DISCLOSURE

       We issued a press release on July 17, 2003 announcing the termination of our letter of intent with StarCom Wireless, Inc., describing a new strategic focus and announcing the resignation of two directors and the election of one director. A copy of the press release is attached as Exhibit 99.1.

ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Exhibit
Item	Title
99.1	Press Release dated July 17, 2003

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCOM WIRELESS NETWORKS, INC.,
Date: July 17, 2003	By: /s/ Gary L. Brown Gary L. Brown, President